UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2019

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Viveve Medical, Inc. (“Viveve”, the “Company”, “we”, “us”, “our”) on May 29, 2019, which will be held at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado, 80112 at 11:00 a.m., local time (the “Annual Meeting”). Enclosed with this letter are your Notice of Annual Meeting of Stockholders, proxy statement and proxy voting card.  The proxy statement included with this notice discusses each of the proposals to be considered at the Annual Meeting. We have included with these materials our Annual Report on Form 10-K for the year ended December 31, 2018.

At this year’s meeting, you will be asked to: (1) elect one Class II director to hold office until the 2022 annual meeting or until the election and qualification of her successor; (2) ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; (3) approve, on an advisory basis, the compensation of our named executive officers; and (4) transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

The Company’s Board of Directors has fixed the close of business on April 5, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

I hope that you attend the Annual Meeting in person. Whether or not you plan to be with us, please vote over the Internet, by telephone, or by completing and returning the enclosed proxy card promptly in the enclosed envelope.

Sincerely,

/s/ Scott Durbin
Scott Durbin
Chief Executive Officer

Englewood, Colorado

April 15, 2019

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Notice of Annual Meeting of Stockholders

to be held May 29, 2019

To the Stockholders of Viveve Medical, Inc.:

The 2019 Annual Meeting of Stockholders will be held at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado, 80112 at 11:00 a.m., local time on May 29, 2019. During the Annual Meeting, stockholders will be asked to:

1.	elect one Class II director to hold office until the 2022 annual meeting or until the election and qualification of her successor;

2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	approve, on an advisory basis, the compensation of our named executive officers; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

If you are a stockholder as of April 5, 2019, you may vote at the meeting. The date of mailing this Notice of Meeting and proxy statement is on or about April 16, 2019.

By order of our Board of Directors:

/s/ Scott Durbin
Scott Durbin

Chief Executive Officer

April 15, 2019

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed on or about April 16, 2019 to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this proxy statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for our annual meeting of stockholders to be held on May 29, 2019 at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado, 80112 at 11:00 a.m., local time (referred to as the “Annual Meeting”). This proxy statement is deemed to form part of and is incorporated into the attached Notice of Annual Meeting of Stockholders. This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

TABLE OF CONTENTS

About The Meeting: Questions and Answers	4
Executive Compensation	16
Security Ownership of Certain Beneficial Owners and Management	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
Report of the Audit Committee	24
Proposal 1 – Election of Director	25
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	25
Proposal 3 – Non-Binding Advisory Proposal Regarding Executive Compensation	27
Requirements for Advance Notification of Nominations and Stockholder Proposals	27
OTHER MATTERS	28

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE OR MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2019: The Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2018 are also available at http://www.viveve.com, which does not have “cookies” that identify visitors to the site.

About The Meeting: Questions And Answers

What am I voting on?

At this year’s meeting, you will be asked to:

1.	elect one Class II director to hold office until the 2022 annual meeting or until the election and qualification of their successor;
2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	approve, on an advisory basis, the compensation of our named executive officers; and
4.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on April 5, 2019 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 46,488,593 shares of common stock outstanding on the Record Date. From May 18, 2019 through May 28, 2019 you may inspect a list of stockholders eligible to vote. The list of stockholders will be made available at our offices during normal business hours. If you would like to inspect the list, please call Jim Robbins, our Vice President of Finance and Administration, at (720) 696-8100 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, May 28, 2019. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Monday, May 28, 2019. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf.  If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Annual Meeting. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Scott Durbin, our Chief Executive Officer, and Jim Robbins, our Vice President of Finance and Administration, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated director (see Proposal 1); “FOR” the ratification of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see Proposal 2); and “FOR” the approval of the non-binding, advisory proposal regarding the compensation of our named executive officers (see Proposal 3). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting. If your shares are registered in "street name" (i.e., held in a brokerage account or by a bank or other nominee), you will receive a voting instruction card or other information from your broker or other holder of record seeking instruction regarding how to vote your shares. If you do not provide such instruction, your broker or nominee may vote your shares at its discretion on your behalf on the ratification of the selection of the Company's independent registered public accounting firm for fiscal year 2019, but not on the other proposals.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	notifying our Vice President of Finance and Administration, Jim Robbins, in writing at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, that you are revoking your proxy;

●

submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Article I, Section 5 of our Amended and Restated Bylaws, or Bylaws, a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Director. For Proposal 1, the election of the director, the nominee will be elected by a plurality of the votes cast on the resolution. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the director will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 2, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required for approval.

Approval of the non-binding, advisory proposal to approve the compensation of our named executive officers. For Proposal 3, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required for approval, however, the vote is non-binding.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws.

Abstentions. If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that particular item.

Broker Non-Votes. If your broker holds your shares in its name and does not receive voting instructions from you, your broker may only vote these shares on certain "routine" matters, such as the ratification of the selection of the Company's independent registered public accounting firm. However, on non-routine matters, such as the election of directors, your broker cannot vote your shares unless it has received voting instructions from you, as it does not have discretionary voting power for those particular items.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast by the holders of all of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter, while abstentions will be treated as a vote against such proposal. Accordingly, broker non-votes will not have any effect on Proposals 2 and 3, while abstentions will be treated as votes against Proposals 2 and 3. Neither abstentions nor broker non-votes will have any effect on Proposal 1.

What percentage of our common stock do our directors and officers own?

As of April 5, 2019, our directors, director-nominees and named executive officers beneficially owned approximately 5.9% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 27 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BPM LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2018 and has been appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We expect that representatives of BPM LLP will be physically present or be available via phone at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated director (see Proposal 1);

●	FOR the ratification of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (see Proposal 2); and

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers as of April 16, 2019. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position

Scott Durbin	50	Director and Chief Executive Officer
Steven Basta	53	Chairman of the Board
Debora Jorn	60	Director
Arlene Morris	67	Director
Karen Zaderej	57	Director
Patricia Scheller (1)	58	Director
James Atkinson	60	Chief Business Officer and President
Jim Robbins	55	Vice President of Finance and Administration

(1)	As of the date of this filing, Ms. Scheller intends to resign prior to the Annual Meeting.

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Nominee for Director

Class II

Debora Jorn. Ms. Jorn joined our Board on May 11, 2016. Ms. Jorn is currently principal and founder at Jorn Consulting, LLC. She was previously employed as Executive Vice President Corporate and Commercial Development at EyePoint Pharmaceuticals, Inc., formerly known as pSivida Corporation, from November 2016 to March 2018. From August 2013 through March 2016, Ms. Jorn was Executive Vice President and Group Company Chair of Valeant Pharmaceuticals International, Inc. Ms. Jorn served as Chief Global Marketing Officer of Bausch & Lomb Pharmaceuticals, a producer of prescription drugs for eye conditions, from June 2010 to August 2013. From September 2004 to January 2010 she held various senior positions at Schering Plough Corporation including Group Vice President Allergy & Respiratory and Group Vice President Women's Health. From 2002 to 2004 she was the World-Wide Vice President Internal Medicine and Early Commercial Input at Johnson & Johnson. Prior to that she was the Vice President, Urology at Pharmacia Corporation from 2000 to 2002. From 1980 to 2000, Ms. Jorn served in a number of senior roles of increasing responsibilities at Merck and Company. She served as Worldwide Acting head of the ACE Inhibitor Franchise, Executive Director (Respiratory Franchise), Director of Marketing (Merck Frosst Canada), and various other roles for Merck. Ms. Jorn received her M.B.A from NYU Stern Graduate School of Business Administration and her B.A. from Rutgers University in biochemistry. Ms. Jorn’s extensive executive and marketing experience in the healthcare industry led us to believe that she should serve as a director.

Other Directors and Executive Officers

Class I: Currently Serving Until the 2021 Annual Meeting

Steven Basta. Steven Basta joined the Viveve board in September of 2018 and was appointed chairman of the board in January 2019. He currently serves as president, chief executive officer, and director of Menlo Therapeutics, Inc., a publicly listed biopharmaceutical company that develops and commercializes treatments for dermatologic and other chronic conditions. From October 2011 until August 2015, Mr. Basta served as chief executive officer of AlterG, Inc., a privately held medical device company. From November 2002 to February 2010, Mr. Basta served as chief executive officer of BioForm Medical, Inc., a publicly listed medical aesthetics company acquired by Merz and from February 2010 to September 2011 served as chief executive officer of Merz Aesthetics, the successor to BioForm Medical, where he led multiple product launches managing the global business to reach its position as a worldwide leader in the injectable aesthetics industry. He served on the board of Carbylan, Inc. from September 2009 to November 2016 and the board of RF Surgical, Inc. (acquired by Medtronic) from December 2013 to August 2015. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Karen Zaderej. Karen Zaderej joined the Viveve board in September of 2018. She currently serves as chairman, chief executive officer and president of AxoGen, Inc., a medical products company focused on the development and commercialization of technologies for peripheral nerve regeneration and surgical repair. Karen joined Axogen Corporation in May 2006 and assumed the position of president, chief executive officer, and director in September 2011. She became chairman of the AxoGen, Inc. board of directors in May 2018. Karen’s previous executive roles at AxoGen included chief operating officer from October 2007 to May 2010 and vice president of marketing and sales from May 2006 to October 2007. In October 2004 Karen founded Zaderej Medical Consulting and assisted medical device companies build and execute successful commercialization plans until 2007. From 1987 to 2004, Karen worked at ETHICON, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, research and development, and manufacturing. She also serves as a director of SEBio, a non-profit organization supporting the life science industry in the southeastern United States. Karen has a M.B.A. from the Kellogg Graduate School of Business and a B.S. in Chemical Engineering from Purdue University.

Scott Durbin. Mr. Durbin was appointed to serve as the Chief Executive Officer and Director on May 10, 2018. Mr. Durbin joined Viveve, Inc. as its Chief Financial Officer in February 2013 and was appointed as the Chief Financial Officer and Secretary of Viveve Medical, Inc. on September 23, 2014. From June 2012 to January 2013, he served as an advisor and Acting Chief Financial Officer for Viveve, Inc. Prior to joining Viveve, Inc., from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc., a Johnson & Johnson company, and Alteon Inc. Mr. Durbin began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotechnology companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

Class III: Currently Serving Until the 2020 Annual Meeting

Arlene Morris. Ms. Morris joined our Board of Directors on May 11, 2016. Ms. Morris has served as the CEO of Willow Advisors, LLC since May 2015. From May 2011 to April 2015, Ms. Morris was the President, CEO, and a member of the board of Syndax Pharmaceutical, a Boston based epigenetic company. Prior to her employment with Syndax, from June 2003 to February 2011 she was the President, CEO and a member of the board of directors of Affymax, Inc. During her eight years at Affymax, Ms. Morris led the company through the development of OMONTYS peginesatide, a strategic collaboration with Takeda, an initial public offering, and several follow-on offerings. Prior to Affymax, Ms. Morris was the President and CEO of Clearview Projects, an advisory firm which counsels biopharmaceutical and biotechnology companies on strategic transactions. Before that, she was the Senior Vice President of Business Development at both Coulter Pharmaceuticals, Inc. and Scios. Ms. Morris began her career at Johnson & Johnson as a sales representative, rising to Vice President of Business Development. Ms. Morris serves on the board of directors of Neovacs SA, Palatin Technologies, Miragen and the Medical University of South Carolina Foundation for Research and Development. We believe Ms. Morris’ qualifications to serve on our Board include her many years serving as a senior executive with companies in the biopharma industry and her extensive experience serving on boards of directors.

 Patricia Scheller. Ms. Scheller was elected as a director of Viveve Medical, Inc. on September 18, 2014 (with her service beginning following the merger with PLC Systems Acquisition Corporation that was completed on September 23, 2014) and has been a director of our wholly-owned subsidiary, Viveve, Inc., since June 2012. Ms. Scheller also served as Viveve’s Chief Executive Officer until May 9, 2018 and, from May 2012 to May 9, 2018, as Chief Executive Officer of Viveve, Inc. Prior to joining Viveve, Inc., she served as the Chief Executive Officer of Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks, from September 2004 through April 2012 and as a director of PMI from July 2004 to September 2011. Prior to joining PMI, from August 2003 to September 2004, she was the Chief Executive Officer of SomaLogic, a biotechnology company focused on the development of diagnostic products using aptamer technology. From December 2000 to April 2003, Ms. Scheller also managed several business units at Ortho-Clinical Diagnostics, a Johnson & Johnson company, and from October 1997 to November 2000 served in key executive positions at Dade Behring, a clinical diagnostics firm. While at Dade Behring Holdings, Inc., she directed the commercialization of the hsCRP diagnostic test, a screening test for systemic inflammation, which has been shown to increase the risk of heart attacks. The hsCRP test was the first diagnostic test added to the cardiac test panel by the Centers for Disease Control and Prevention and the American Heart Association in over 30 years. As Director of Cardiology Systems at Cordis Corporation (a Johnson & Johnson company) from February 1994 to February 1996, Ms. Scheller managed the launch of the first Palmaz-Schatz® balloon-expandable coronary stent, the first major product entry into what became a $6 billion market. Ms. Scheller received a B.S.E. degree in Biomedical Engineering from Duke University and completed executive business education programs at Harvard University, Massachusetts Institute of Technology, Columbia University and Northwestern University. Because of her extensive experience in the healthcare industry, we concluded that Ms. Scheller should serve as a director. Pursuant to the separation agreement between Ms. Scheller and the Company, she has agreed to resign from the Board no later than the date of the Annual Meeting.

Executive Officers

James Atkinson. Mr. Atkinson was appointed to serve as the Chief Business Officer and President of the Company and Viveve, Inc. effective as of February 4, 2015. Mr. Atkinson has over 30 years of experience in medical device sales, marketing and business development with both Fortune 50 and start-up medical device companies. Mr. Atkinson was a founding principal at Ulthera, Inc., a medical device company, where he served as Senior Vice President of Sales and Marketing from October 2006 through April 2014. While at Ulthera, he assisted in growing the company from three to 165 employees and established a global distribution network that included 42 distributors, covering 52 countries. Mr. Atkinson’s prior experience includes various executive positions, including (i) Vice President of Sales and Marketing for the Cardiac Surgery Division at St. Jude Medical, Inc. from October 2004 to October 2006 where his responsibilities included launching the Biocor® stented tissue valve, recognized as the fastest growing heart valve brand in the industry, (ii) Vice President of Sales for Medtronic Vascular, a $200 million division of Medtronic, Inc., a medical technology, services, and solutions company, whose stock is traded on the New York Stock Exchange (Ticker: MDT), from January 2003 to September 2004 and (iii) co-founder and Vice President of Sales and Business Development for Medical Simulation Corporation. Mr. Atkinson’s career began as a sales representative at Ethicon Endosurgery, a Johnson & Johnson company that manufacturers surgical systems and instruments, where he progressed through positions with increasing responsibility to Regional Manager.

Jim Robbins. Mr. Robbins joined the Company as Vice President of Finance in July 2014 and was promoted to Vice President of Finance and Administration in May 2017. In May 2018, Mr. Robbins assumed expanded responsibilities and was appointed as the Company’s Principal Accounting Officer, and in November 2018, Mr. Robbins became the Principal Accounting and Financial Officer. He has over 25 years of accounting and finance experience in both industry and public accounting. Prior to joining the Company, Mr. Robbins provided accounting, finance and business consulting services for various biotech companies. From 2010 to 2012 he served as Vice President of Finance and Administration for Auxogyn, Inc., a privately held medical technology company focused on advancing women’s reproductive health by translating scientific discoveries in early embryo development into clinical solutions that improve patient outcomes in vitro fertilization (IVF) procedures. He served as Director of Finance and Vice President of Finance 2004 to 2010 for Micrus Endovascular, Inc., a company which develops, manufactures and markets both implantable and disposable medical devices used in the treatment of cerebral vascular diseases. Prior to Micrus Endovascular, Mr. Robbins served at Genitope Corporation as Corporate Controller, a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. From 1995 to 2001, he served in management positions for high technology companies including Extricity, Inc., InVision Technologies, Inc., and Truevision, Inc. Mr. Robbins was in the audit practice of Price Waterhouse, LLP from 1987 to 1995. He received his Bachelor of Business Administration with a concentration in accounting from the University of Texas at Austin and is a Certified Public Accountant.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to every director, officer and employee of the Company. Such Code of Business Conduct and Ethics includes written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and in other public communications made by the Company;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	accountability for adherence to the code.

A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.viveve.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The number of directors may not be fewer than three and not more than twenty. Currently our Board consists of six directors. Our current directors will continue to serve as directors until the expiration of their respective terms and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board held ten meetings during 2018. During 2018, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served. Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Steven Basta, Arlene Morris and Karen Zaderej are independent within the meaning of NASDAQ Listing Rule 5605.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

The Audit Committee consists of three directors, Steven Basta (Chairperson), Karen Zaderej and Arlene Morris. The Board has determined that each of the members of the Audit Committee meets the requirements for independence set forth in NASDAQ Listing Rule 5605(c)(2). In addition, the Board has determined that Steven Basta qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs). The Audit Committee met four times. during 2018. The role of the Audit Committee is to:

●

retain the independent registered public accounting firm, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit services and nonaudit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s outside independent registered public accounting firm;

●

review with management and the independent registered public accounting firm, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements;

●	establish and review complaint procedures regarding accounting, internal auditing controls and auditing matters;

●	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; and

●	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board.

Compensation Committee

The Compensation Committee consists of three directors, Arlene Morris (Chairperson), Steven Basta and Karen Zaderej. The Compensation Committee met two times during 2018. The role of the Compensation Committee is to:

●

review and reassess periodically (and where appropriate, make such recommendations to the Board as the Committee deems advisable with regard to) the Company’s processes and procedures for the consideration and determination of director and executive compensation, and review and discuss with management any description of such processes and procedures to be included in the Company’s proxy statement;

●

determine and recommend to the Board for approval on at least an annual basis the compensation package for the Company’s CEO and the officers that directly report to the CEO including base salary, stock options, performance goals, and other compensation, annual performance objectives and goals relevant to compensation for such officers, and evaluate the performance of such officers in light of these goals and objectives;

●

make recommendations to the Board regarding incentive-based or equity-based compensation plans in which the Company’s officers and employees participate and review and approve all grants of incentive-based or equity‐based grants for compensation and all grants of stock options (other than those specifically designated for approval by the full Board), in each case consistent with the terms of such plans;

●	on an annual basis, at least one member of the committee shall meet with individual company executives for input on general management and operational activities;

●

periodically review both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors, relative to comparable companies in the Company’s industry;

●	approve all guidelines for employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to all employees; and

●

provide oversight regarding the Company’s public disclosure of director and executive compensation information, and prepare an annual report on executive and director compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders or annual report on Form 10-K in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

A copy of the charter of the Compensation Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation adviser, including sole authority to approve the fees of any adviser and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

In 2018, our Compensation Committee engaged Radford to provide guidance on our executive compensation programs. Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2018 other than those for which they were engaged by the Compensation Committee.

Our Compensation Committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Radford is independent and that its work has not raised any conflicts of interest.

Governance and Nominating Committee

The Governance and Nominating Committee, or the “Governance Committee”, consists of three directors, Karen Zaderej (Chairperson), Steven Basta and Arlene Morris. The Governance Committee met two times during 2018. The role of the Governance Committee is to:

●	identify, review and evaluate individuals qualified to become Board members;

●	recommend nominees to the Board and to each committee of the Board;

●

develop and recommend to the Board criteria for selecting qualified director candidates (including an assessment of any minimum qualifications a nominee for the Board should possess and any specific qualities or skills the Committee believes are necessary for one or more directors to possess);

●	recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and

●	assist the Board in its annual reviews of the performance of the Board, and each committee.

A copy of the charter of the Governance Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.  These communications will be reviewed by the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Board.

Stockholder Proposals and Director Nominations. Stockholders may make proposals for consideration at the Annual Meeting, so long as any such proposal adheres to Regulation 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth below regarding stockholder nominations for directors.

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may submit proposals to the Board of Directors to be presented at the 2020 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 17, 2019 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2020 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the "SEC"). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after February 23, 2020.

Our Amended and Restated Bylaws ("Bylaws") also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder's notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than January 22, 2020 and no later than February 21, 2020. Our Bylaws also specify requirements as to the form and content of a stockholder's notice.

The Board will determine whether the nomination was made in accordance with these requirements. If the Board determines that a nomination was not made in accordance with these requirements, the nominating stockholder shall be so notified by the Secretary and the defective nomination shall be disregarded.

Copies of the nominations or recommendations are circulated to the Chairman of the Governance Committee.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Board because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary for at least ninety days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman or Lead Independent Director of the Board will determine when and whether a stockholder communication should be circulated among the Board and Company management.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. Two of our directors attended the 2018 Annual Meeting of Stockholders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical device manufacture and distribution; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

 Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer.

Currently, Mr. Basta serves as Chairman of the Board, at the pleasure of the Board. As Chairman of the Board, Mr. Basta will:

●	approve the meeting agendas for the Board;

●	advise the CEO director regarding the sufficiency, quality, quantity and timeliness of information provided to the Board;

●	ensure that meeting schedules permit sufficient time for discussion of all agenda items;

●	be available for consultation and direct communication with major shareholders, if requested; and

●	preside at meetings of the Board, including executive sessions.

The chairs of Board committees also play an active role in the leadership structure of the Board. The Governance and Nominating Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company’s senior executives to ensure the committees are discussing the key strategic risks and opportunities for the Company.

Director Compensation

On December 23, 2016, the Board of Directors adopted an independent director compensation policy designed to compensate non-employee directors of the Company for their time, commitment and contributions to the Board. The Board amended and restated the independent director compensation policy effective July 17, 2018 (as amended and restated, the “Director Compensation Policy”). In January 2019, the Board further revised the policy to increase the additional annual retainer for our Board Chairperson from $25,000 to $35,000 and to provide for an additional option to purchase 35,000 shares as part of his or her initial option grant. Under the Director Compensation Policy, during the year ended December 31, 2018, all independent directors were eligible to receive cash compensation as set forth below, pro-rated to reflect the number of days served during any calendar quarter:

Annual Retainer($)
Board of Directors:
All Independent Directors	35,000
Chairperson Additional Retainer	25,000
Audit Committee:
All Audit Committee Members	10,000
Chairperson	20,000
Compensation Committee:
All Compensation Committee Members	5,000
Chairperson	10,000
Governance and Nominating Committee:
All Governance and Nominating Committee Members	3,750
Chairperson	7,500

Under the Director Compensation Policy, all independent directors eligible to receive cash compensation have the option to elect to receive all or any portion of such cash compensation in the form of a stock award, in lieu of a cash payment. Such election is to be made quarterly until the 2019 annual meeting and annually thereafter. Such restricted stock awards have a fair market value equal to the value of the cash retainer to be paid during such period and are fully vested upon grant.

In addition, under the policy, each new non-employee director who is initially appointed or elected to the Board after effectiveness of the policy is granted an equity-based award with a value at the time of issuance equal to two times the Subsequent Award (defined below) in effect at the time of election, which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board (the “Initial Award”). In addition, on the date of each annual meeting of the Company’s stockholders, each continuing non-employee director is eligible to receive an annual option grant to purchase 17,500 shares of common stock, which vests in full on the first anniversary of the grant date, subject to the director’s continued service on the Board (each a “Subsequent Award”). A non-employee director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive a Subsequent Award until the annual meeting for the next fiscal year. In the event a non-employee director’s service on the Board terminates, the vesting and exercise of such director’s unvested stock options shall be subject to the terms of the applicable award agreement.

The Company has also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending board of directors and committee meetings.

The Company and Ms. Jorn entered into a consulting agreement on April 23, 2018, pursuant to which Ms. Jorn agreed to provide advisory services as Senior Advisor to the Chief Executive Officer for a period of six months, unless earlier terminated or extended by the parties. Ms. Jorn received a fee of $30,000 per month for her services and was granted an option to purchase 150,000 shares of our common stock, which vests in equal monthly installments over 24 months following April 23, 2018, subject to Ms. Jorn’s continued service through the applicable vesting date. The consulting agreement terminated effective December 30, 2018.

2018 Director Compensation Table

The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2018. Scott Durbin, our Chief Executive Officer, serves on our Board of Directors but did not receive compensation for his service as a director and the compensation paid to Mr. Durbin as an employee during the year ended December 31, 2018 is set forth in the “2018 Summary Compensation Table” below. Ms. Scheller, our former Chief Executive Officer, also serves on our Board of Directors but did not receive compensation for her services as a director during the year ended December 31, 2018 and the compensation awarded to, earned by or paid to Ms. Scheller for her services as an employee and as a consultant in 2018 is set forth in the “2018 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(4)	All Other Compensation ($)(5)	Total ($)
Steven Basta (6)	14,440	-	144,163	-	158,603

Lori Bush (7)	8,534	8,536	-	-	17,070

Daniel Janney (8)	-	88,753	54,811	-	143,564

Debora Jorn	-	42,504	228,385	248,000	518,889

Arlene Morris	55,000	-	54,811	-	109,811

Jon Plexico (9)	-	34,315	18,104	-	52,419

Patricia Scheller	-	-	-	-	-

Karen Zaderej (6)	-	11,850	144,163	-	156,013

(1)

The amount reported represents the aggregate grant date fair value of stock options granted to our non-employee directors in 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the impact of estimated forfeitures related to service-based vesting. In addition to the stock option granted to Ms. Jorn for her service as a director in 2018, Ms. Jorn was granted an option to purchase 150,000 shares of common stock on May 11, 2018 with a vesting start date of April 23, 2018, pursuant to the terms of her consulting agreement with the Company.  The grant date fair value of the stock option granted to Ms. Jorn for her consulting services was $173,575. See Note 10 of the notes to our consolidated financial statements in the annual report on Form 10-K filed March 15, 2019 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)

On April 2, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the first quarter of 2018 in the following amounts: Ms. Bush - 1,590 shares, Mr. Janney - 6,450 shares, Ms. Jorn - 3,089 shares, and Mr. Plexico - 3,543 shares. On July 2, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the second quarter of 2018 in the following amounts Ms. Bush - 1,166 shares, Mr. Janney - 8,437 shares, Ms. Jorn - 4,040 shares, and Mr. Plexico - 4,635 shares. On October 1, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the third quarter of 2018 in the following amounts Mr. Janney - 8,947 shares, Ms. Jorn - 4,285 shares, Mr. Plexico - 4,007 shares, and Ms. Zaderej - 746 shares. On December 31, 2018, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the fourth quarter of 2018 in the following amounts Mr. Janney - 21,131 shares, Ms. Jorn - 10,120 shares, and Ms. Zaderej - 9,524 shares.

(3)

Ms. Bush elected to receive a portion of her 2018 director fees in cash and a portion of her 2018 director fees in the form of a stock award in lieu of cash. Messrs. Janney and Plexico and Mses. Jorn and Zaderej elected to receive all of their 2018 director fees in the form of stock awards in lieu of cash. Ms. Morris and Mr. Basta elected to receive all of their 2018 director fees in cash. The number of shares covered by the stock awards made in lieu of cash compensation are set forth in footnote 2 above.

(4)

As of December 31, 2018, each of our non-employee directors serving on that date held outstanding stock options to purchase the following shares of common stock: Mr. Basta and Ms. Zaderej - 70,000 shares, Mr. Janney and Mses. Jorn and Morris - 87,500 shares, Mr. Plexico - 35,254 shares, and Ms. Bush – 0 shares.

(5)

Amount reported for Ms. Jorn represents consulting fees paid to her for consulting services pursuant to the terms of her consulting agreement. The consulting agreement provided for a consulting fee of $30,000 per month for her role as Senior Advisor to the Chief Executive Officer. The consulting agreement terminated effective December 30, 2018.

(6)	Mr. Basta and Ms. Zaderej were appointed to the Board of Directors effective September 13, 2018.
(7)	Ms. Bush’s term as a member of the Board of Directors expired on May 22, 2018 and Ms. Bush did not stand for re-election.
(8)	Mr. Janney resigned from the Board of Directors effective January 16, 2019.
(9)	Mr. Plexico resigned from the Board of Directors effective September 13, 2018.

EXECUTIVE COMPENSATION

This section provides information about compensation for:

●	Patricia Scheller, our Chief Executive Officer from January 1, 2018 to May 10, 2018;

●	Scott Durbin, our Chief Financial Officer from January 1, 2018 to May 9, 2018 and our Chief Executive Officer from May 10, 2018 to present;

●	James Atkinson, our Chief Business Office and President; and,

●	Jim Robbins, our Vice President of Finance and Administration and Principal Accounting and Financial Officer.

We refer to these individuals as our “named executive officers”.

2018 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Patricia Scheller,	2018	148,440	-	262,846	(4)	542,799	(5)	954,085
Chief Executive Officer (Former)	2017	402,000	242,106	-		30,924		675,030

Scott Durbin,	2018	389,958	62,250	686,751		16,140	(6)	1,155,099
Chief Executive Officer (Current)	2017	336,000	198,095	260,033		21,000		815,128

James Atkinson,	2018	353,500	42,420	422,198		-		818,118
Chief Business Officer and President	2017	343,000	146,000	-		6,596		495,596

Jim Robbins,	2018	256,898	27,788	203,168		59,807	(7)	547,661
Vice President of Finance and Administration and Principal Accounting and Financial Officer

(1) The amounts reported represent cash bonuses awarded with respect to the years indicated based upon the achievement of corporate performance goals related to (i) strengthening financial position; (ii) expanding market opportunities and ensuring competitiveness; (iii) providing clinically proven solutions; and (iv) ensuring reliable quality supply of products for the years indicated. The bonuses for 2018 performance were paid 50% in cash and 50% in the form of restricted stock awards that vest in full upon FDA approval of the Viveve System for improvement of sexual function or stress urinary incontinence in the United States. The restricted stock awards were granted in January 2019 and, accordingly, the value of these awards will be reported in next year’s proxy as 2019 compensation in accordance with SEC rules.

(2) The amounts reported represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 10 of the notes to our consolidated financial statements in the annual report on Form 10-K filed March 15, 2019 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(3) The amounts reported for 2017 represent cash-out of accrued PTO hours in accordance with the Company’s PTO Policy.

(4) Includes an incremental fair value of $97,873 attributable to attributable to the modification of stock options held by Ms. Scheller pursuant to the terms of the separation agreement and release between her and the Company to provide for (i) continued vesting of all stock options that would have vested had she remained employed through December 31, 2018, (ii) accelerated vesting of such awards for an additional six months following such date, and (iii) extension of the period of exercisability of her stock options for a period of 12 months following the May 11, 2018.

(5) The amount reported for 2018 includes (i) the following amounts payable to Ms. Scheller pursuant to the terms of the separation agreement and release between the Company and Ms. Scheller in the amounts of $414,250 in severance pay and $15,593 in cash payments for health insurance coverage under COBRA, and (ii) $96,000 in consulting fees for consulting services in 2018 pursuant to the terms of the consulting agreement between the Company and Ms. Scheller. In addition, the amount reported includes $16,956 in cash-out of accrued PTO hours upon employment termination. The material terms of the separation agreement and release and consulting agreement with Ms. Scheller are summarized below under the heading “Employment Agreements, Severance and Change in Control Arrangements.” The Company has made severance payments of $386,633 to Ms. Scheller through April 15, 2019. The remaining balance owed for her severance pay is $27,617

(6) The amount reported for 2018 represents cash-out of accrued PTO hours in accordance with the Company’s PTO Policy.

(7) The amount reported for 2018 represents $9,807 in cash-out of accrued PTO hours in accordance with the Company’s PTO Policy and $50,000 in relocation allowance, which was paid pursuant to the terms of the relocation agreement between Mr. Robbins and the Company, dated August 22, 2017.

Employment Agreements, Severance and Change in Control Arrangements

In February 2018, we entered into an employment agreement with Mr. Atkinson, and in May 2018, we entered into employment agreements with Messrs. Durbin and Robbins that provide for specified payments and benefits in connection with a termination of employment by us without cause or a resignation by the executive officer for good reason (as each such term is defined in the employment agreement). Our goal in providing these severances and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain confidentiality provisions and require the named executive officers to execute a general release of claims to receive any payments and benefits.

In May 2018, in connection with her resignation as Chief Executive Officer, we entered into a separation agreement and release and a consulting agreement with Ms. Scheller.

Employment Agreement with Scott Durbin

Pursuant to our amended and restated agreement with Mr. Durbin, he serves as our Chief Executive Officer on an at-will basis and as a director. Mr. Durbin currently receives a base salary of $415,000, which is subject to periodic review and adjustment. Mr. Durbin is also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Durbin’s employment is terminated by us without cause or Mr. Durbin terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for 12 months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Durbin that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Durbin’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to 1.5 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Durbin’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 18 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Durbin as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Durbin entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with James Atkinson

Pursuant to our employment agreement with Mr. Atkinson, he serves as our Chief Business Officer and President on an at-will basis. Mr. Atkinson currently receives a base salary of $353,500, which is subject to periodic review and adjustment. Mr. Atkinson is also eligible for an annual performance bonus targeted at 40% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Atkinson’s employment is terminated by us without cause or Mr. Atkinson terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for nine months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Atkinson was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of nine months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Atkinson that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Atkinson’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to one times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Atkinson’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Atkinson was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Atkinson as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Atkinson entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Jim Robbins

Pursuant to our employment agreement with Mr. Robbins, he serves as our Vice President of Finance and Administration and Principal Accounting Officer on an at-will basis. Mr. Robbins currently receives a base salary of $260,000, which is subject to periodic review and adjustment. Mr. Robbins is also eligible for an annual performance bonus targeted at 30% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Robbins’ employment is terminated by us without cause or Mr. Robbins terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for six months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Robbins that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Robbins’ employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to .75 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Robbins’ target annual cash incentive compensation for the year of termination, (ii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Robbins as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Robbins entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Relocation Agreement with Mr. Robbins

Effective August 22, 2017, in connection with Mr. Robbins relocation from California to Colorado, the Company and Mr. Robbins entered into a relocation agreement, pursuant to which Mr. Robbins agreed to relocate from California to Colorado with a target date of January 1, 2018. Mr. Robbins received a $50,000 relocation allowance in 2018 in order to assist with the completion of the relocation. In the event that Mr. Robbins had voluntarily resigned from his position or his employment was terminated by the Company for cause, in either case within 12 months of his relocation, he would have been required to repay the Company a pro-rated portion of the relocation bonus within 60 days of termination. The relocation agreement also provided that Mr. Robbins was entitled to an additional 40 hours of paid time off in order to assist with the move. Mr. Robbins did not use such additional paid time off and it was instead cashed out in April 2019 in accordance with Company policy.

Separation Agreement and Release and Consulting Agreement with Ms. Scheller

On May 30, 2018, in connection with Ms. Scheller’s resignation from her position as Chief Executive Officer of the Company, the Company and Ms. Scheller entered into a consulting agreement, effective as of May 11, 2018, pursuant to which Ms. Scheller agreed to provide advisory services relating to the transition of duties and assisting with business matters for a period of six months, unless earlier terminated or extended by the parties. Ms. Scheller received a monthly fee of $16,000 for her consulting services during the term of the consulting agreement.

In addition, on May 30, 2018, the Company entered into a separation agreement and release with Ms. Scheller, effective as of May 11, 2018. Pursuant to such agreement, Ms. Scheller is entitled to receive: (i) base salary continuation for 12 months following termination, (ii) a monthly cash payment in an amount equal to the employer portion of her monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of her continuation coverage under COBRA or the date she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, (iii) continued vesting of all stock options and other stock-based awards held by Ms. Scheller that would have vested had she remained employed through the earlier of December 31, 2018 and the date she ceased to provide services to the Company, (iv) accelerated vesting of such awards as if Ms. Scheller had remained employed for an additional six months following such date, and (v) extension of the period of exercisability of stock options held by her for a period of 12 months following May 11, 2018. Severance payments paid to or accrued for Ms. Scheller pursuant to the separation agreement and release are reported in the “2018 Summary Compensation Table” above.

 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2018. These awards were granted under our Amended and Restated 2006 Stock Plan and our Amended and Restated 2013 Stock Option and Incentive Plan.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise	Option
Name	Vesting Start Date	Exercisable	Unexercisable	Price ($)	Expiration Date
Patricia Scheller
	1/23/2018	65,521	—	4.48	1/23/2028
	12/23/2016	93,750	—	5.22	12/23/2026
	12/16/2015	211,751	—	6.00	12/16/2025
	9/26/2014	117,416	—	4.80	9/26/2024
	5/15/2012 (2)	27,711	—	9.92	5/15/2022
Scott Durbin
	5/11/2018 (4)	—	300,000	1.97	5/11/2028
	01/23/2018	27,500	92,500	4.48	1/23/2028
	03/03/2017	58,126	74,734	4.46	03/03/2027
	12/23/2016	25,000	25,000	5.22	12/23/2026
	12/16/2015 (4)	72,564	24,187	6.00	12/16/2025
	9/26/2014	47,803	—	4.80	9/26/2024
	1/22/2013 (2)	10,323	—	9.92	1/23/2023
James Atkinson
	1/23/2018	34,375	115,625	4.48	1/23/2028
	12/23/2016 (3)	2,250	—	5.22	12/23/2026
	12/23/2016	37,750	37,500	5.22	12/23/2026
	12/16/2015	66,000	22,001	6.00	12/16/2025
	2/4/2015 (4)	64,090	2,786	3.76	2/4/2025
Jim Robbins
	5/11/2018 (4)	—	32,500	1.97	5/11/2028
	1/23/2018	13,464	45,286	4.48	1/23/2028
	12/23/2016	10,000	10,000	5.22	12/23/2026
	12/16/2015	18,188	6,062	6.00	12/16/2025
	7/1/2014 (4)	14,500	—	4.80	7/1/2024

(1) Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable in equal monthly installments over 48 months following the grant date.

(2) These stock options were fully vested upon the merger that took place on September 23, 2014 between PLC Systems Inc., Viveve, Inc. and PLC Systems Acquisition Corp. Prior to merger, the Board voted to accelerate the vesting of all unvested options that were outstanding as of the date of the merger such that all options would be immediately vested and exercisable by the holders.

(3) This stock option was fully vested on the date of grant.

(4) The shares of common stock underlying this stock option vest and become exercisable as follows: ¼ of the shares vested on the one-year anniversary of the grant date and the remaining shares vest in equal monthly installments over the following 36 months.

Equity Compensation and Plan Information

Stock Option Plans

The following table provides information as of December 31, 2018 regarding shares of common stock that may be issued under the Company’s Amended and Restated 2006 Stock Option and Incentive Plan, Amended and Restated 2013 Stock Option and Incentive Plan (the “2013 Plan) and the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (2006 Plan)	38,145	$9.96	-
Equity compensation plans approved by security holders (2013 Plan)	3,976,330	$4.50	603,712
Equity compensation plans approved by security holders (2017 ESPP)	-		256,319
Total	4,014,475		860,031

On August 22, 2016, the Company’s stockholders approved an amendment to the 2013 Plan to add an “evergreen” provision which will automatically increase annually, on the first day of each January, the maximum number of shares of common stock reserved and available under the 2013 Plan (the “Stock Issuable”) by an amount equal to the lesser of (i) the number of shares that will increase the Stock Issuable by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the board of directors. As of December 31, 2018, there remain reserved for future awards 603,712 shares of the Company’s common stock under the 2013 Plan. This number does not include the increase of 2,043,142 shares available under the 2013 Plan effective January 1, 2019.

As of December 31, 2018, the remaining shares available for issuance under the 2017 ESPP were 256,319 shares. The number of outstanding purchase rights under the 2017 ESPP as of December 31, 2018 was not determinable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 5, 2019 regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the securities reported and that person’s address is c/o Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of April 5, 2019 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Named Executive Officers and Directors

Scott Durbin	460,484	(2)	1.0%
James Atkinson	1,228,592	(3)	2.6%
Jim Robbins	112,605	(4)	0.2%
Steven Basta	52,184	(5)	0.1%
Debora Jorn	198,645	(6)	0.4%
Arlene Morris	79,768	(7)	0.2%
Patricia Scheller	589,078	(8)	1.3%
Karen Zaderej	24,518	(9)	0.1%
All executive officers and directors as a group (8 persons)	2,745,874		5.9%

Owners of More than 5% of Our Common Stock

Nantahala Capital Management, LLC 19 Old Kings Highway S, Suite 200 Darien, Connecticut 06820	6,581,465	(10)	14.2%

RTW Investments, LP 250 West 55th Street, 16th Floor Suite A New York, NY 10019	4,480,565	(11)	9.6%

Stonepine Capital Management, LLC 919 NW Bond Street, Suite 208 Bend, Oregon 97701	3,403,402	(12)	7.3%

Hood River Capital Management, LLC Umpqua Bank Plaza One SW Columbia Street, Suite 630 Portland, Oregon 97258	3,337,811	(13)	7.2%

UBS Group AG Bahnhofstrasse 45 PO Box CH-80982(c) Switzerland	2,333,650	(14)	5.0%

(1)	Based on 46,488,593 shares of common stock issued and outstanding as of April 5, 2019.
(2)	Included in this amount are (i) 11,568 shares of common stock and (ii) warrants and options to purchase 448,916 shares of common stock exercisable within 60 days of April 5, 2019.
(3)

Included in this amount are (i) 11,525 shares of common stock, (ii) 621,237 shares of common stock owned of record by Charles Schwab & Co. Inc. for the benefit of James Gregory Atkinson IRA Contributory Account #3027-4954, of which James Atkinson is the sole beneficiary, (iii) 285,599 shares of common stock owned of record by the Atkinson Family Revocable Trust Dated 08/26/2013, of which Mr. Atkinson is co-trustee, (iv) 3,825 shares of common stock owned of record by Mr. Atkinson as custodian for the account of a minor child, and (v) warrants and options to purchase 306,406 shares of common stock that are exercisable within 60 days of April 5, 2019.

(4)	Included in this amount are (i) 23,696 shares of common stock and (ii) warrants and options to purchase 88,909 shares of common stock exercisable within 60 days of April 5, 2019.
(5)

Included in this amount are (i) 25,199 shares of common stock owned by Mr. Basta individually, (ii) 26,985 shares of common stock owned of record held by Steven Basta, Trustee of the Basta Revocable Trust, and (iii) options to purchase 0 shares of common stock exercisable within 60 days of April 5, 2019.

(6)	Included in this amount are (i) 40,109 shares of common stock and (ii) options to purchase 158,536 shares of common stock exercisable within 60 days of April 5, 2019.
(7)	Included in this amount are (i) 2,482 shares of common stock and (ii) options to purchase 77,286 shares of common stock exercisable within 60 days of April 5, 2019.
(8)	Included in this amount are (i) 47,202 shares of common stock and (ii) options to purchase 541,876 shares of common stock exercisable within 60 days of April 5, 2019.
(9)	Included in this amount are (i) 24,518 shares of common stock and (ii) options to purchase 0 shares of common stock exercisable within 60 days of April 5, 2019.
(10)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of Nantahala Capital Management, LLC.
(11)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of RTW Investments, LP.
(12)	Based on information disclosed in a Form 13D/A filed with the Securities and Exchange Commission on March 20, 2019 on behalf of Stonepine Capital Management, LLC.
(13)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 13, 2019 on behalf of Hood River Capital Management, L.L.C.
(14)	Based on information disclosed in a Form 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of UBS Group AG.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

We believe that, during the year ended December 31, 2018, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described below, no transaction requiring disclosure under applicable federal securities laws occurred from January 1, 2016 through the date of this proxy statement that was submitted to the Board of Directors for approval as a “related party” transaction.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship, or any proposed transaction, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2017, through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements, Severance and Change-in Control Arrangements” beginning on page 22 of this proxy statement, which is incorporated herein by reference.

Agreement for Consulting Services

On May 11, 2018, Ms. Jorn entered into a consulting agreement with Viveve, Inc. in connection with Ms. Jorn being appointed as a Senior Advisor to the CEO. Pursuant to the consulting agreement, Ms. Jorn agreed to provide advisory services for a period of six months, unless earlier terminated or extended by the parties. Ms. Jorn received a fee of $30,000 per month for her services. On May 11, 2018, the Company granted Ms. Jorn an option to purchase 150,000 shares of the Company’s common stock under the 2013 Plan, which vests in equal monthly installments over 24 months following April 23, 2018, subject to Ms. Jorn’s continued service through the applicable vesting date.

On May 30, 2018, in connection with Ms. Scheller’s resignation from her position as Chief Executive Officer of the Company, the Company and Ms. Scheller entered into a consulting agreement, effective as of May 11, 2018, pursuant to which Ms. Scheller agreed to provide advisory services relating to the transition of duties and assisting with business matters for a period of six months, unless earlier terminated or extended by the parties. Ms. Scheller received a monthly fee of $16,000 for her consulting services during the term of the consulting agreement.

In addition, on May 30, 2018, the Company entered into a separation agreement and release with Ms. Scheller, effective as of May 11, 2018. Pursuant to such agreement, Ms. Scheller is entitled to receive: (i) base salary continuation for 12 months following termination, (ii) a monthly cash payment in an amount equal to the employer portion of her monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of her continuation coverage under COBRA or the date she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, (iii) continued vesting of all stock options and other stock-based awards held by Ms. Scheller that would have vested had she remained employed through the earlier of December 31, 2018 and the date she ceased to provide services to the Company, (iv) accelerated vesting of such awards as if Ms. Scheller had remained employed for an additional six months following such date, and (v) extension of the period of exercisability of stock options held by her for a period of 12 months following May 11, 2018. Severance payments paid to or accrued for Ms. Scheller pursuant to the separation agreement and release are reported in the “2018 Summary Compensation Table” above.

Report of the Audit Committee

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with management;

●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements; and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with BPM LLP matters relating to its independence. The Audit Committee concluded that BPM LLP is independent from the Company and management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by BPM LLP for the fiscal year ended December 31, 2018 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Steven Basta

Karen Zaderej

Arlene Morris

Proposal 1 – Election Of Director

Nominee for Election

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The composition of our Board currently is as follows: Class I: Steven Basta, Karen Zadarej and Scott Durbin; Class II: Debora Jorn; Class III: Arlene Morris and Patricia Scheller. This year, the term of the directors in Class II expires. Our Class II director, Debora Jorn, is nominated for re-election this year. One of our Class III directors, Patricia Scheller, will not stand for re-election at the Annual Meeting.

If a quorum is present at the Annual Meeting, then the nominee will be elected by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of the director. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the director will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

If elected, this individual will serve until the 2022 annual meeting and until his successor has been elected and qualified, or until his earlier death, resignation, or removal. In the event that the nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any reason that the nominee will be unable to serve, or for good cause will not serve, as a director.

The term of office of the Class II director will expire in 2022.

The relevant experiences, qualifications, attributes or skills of the nominee that led our Board of Directors to recommend the above person as the nominee for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” the election of the nominated director.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed BPM LLP (“BPM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019. BPM has served as our independent registered public accounting firm since 2014.

Effective September 23, 2014, McGladrey LLP (“McGladrey”) resigned from the Company as its independent registered public accounting firm as a result of the merger with PLC Acquisition Corporation, which the Board accepted.

Neither the report of McGladrey for the years ended December 31, 2012 and 2013 (the “Audited Years”), nor subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements in its Annual Report on Form 10-K for the Audited Years contained a going concern qualification. The Company had no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements.

There were no disagreements or other “reportable events” as that term is described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K, occurring within the Audited Years and the subsequent interim periods through the date of dismissal.

On September 23, 2014, following stockholder approval at an annual meeting in connection with the merger with PLC Systems Acquisition Corporation, the Company engaged BPM as its independent registered public accounting firm. During the fiscal year ended December 31, 2013 and the interim periods preceding the engagement, the Company did not consult BPM regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Stockholder ratification of the selection of BPM as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BPM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2018. In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of BPM.

The following table sets forth fees billed and to be billed to us by our independent registered public accounting firm for the years ended December 31, 2018 and 2017 for (i) services rendered for the audit of our annual consolidated financial statements and the review of our quarterly condensed consolidated financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	Year Ended December 31,
	2018	2017
Audit fees	$440,000	$467,000
Audit-related fees	25,000	-
Tax fees	34,000	18,000
All other fees	-	-
Total fees	$499,000	$485,000

Audit Fees: Represents fees for professional services provided for the audit of our annual consolidated financial statements, review of our condensed consolidated financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees: Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

The audit committee of the Board approves all auditing services and the terms thereof and non-audit services (other than non-audit services published under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Pubic Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

Tax Fees: Represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: Our independent registered public accounting firm was not paid any other fees for professional services during the fiscal years ended December 31, 2018, 2017 and 2016.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2018.

 BPM LLP Representatives at Annual Meeting

We expect that representatives of BPM will be physically present or available via phone at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proposal 3 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, set forth in Item 11 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2018. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in Item 11of Part III our Annual Report on Form 10-K for the year ended December 31, 2018.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and intend to take the outcome of the vote into account when considering future compensation decisions for our named executive officers.

Vote Required and Recommendation

This vote is advisory and not binding on the Company, the Board or the Compensation Committee. The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

Requirements For Advance Notification of Stockholder Proposals

Stockholder proposals or stockholder nominations for election of directors submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of stockholders must be received by us no later than December 18, 2019, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals and stockholder nominations for election of directors should be addressed to our Corporate Secretary at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

Recommendations or nominations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Vice President of Finance and Administration of Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, telephone number (720) 696-8100.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Vice President of Finance and Administration, Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E71525-P23332

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIVEVE MEDICAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Director to be elected for term expiring in 2022.

Nominee:	For	Withhold
1a. Debora Jorn	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E71526-P23332

VIVEVE MEDICAL, INC.
Annual Meeting of Stockholders
May 29, 2019 11:00 a.m., local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott Durbin and Jim Robbins, and each of them, as proxy holder, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVEVE MEDICAL, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time on May 29, 2019, at 345 Inverness Drive South, Building B, Suite 250, Englewood, CO 80112, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance of the recommendations of the Board of Directors.

Continued and to be signed on reverse side